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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM T-1

                    STATEMENT OF ELIGIBILITY
              UNDER THE TRUST INDENTURE ACT OF 1939
          OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
           OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                  ____________________________

          Bank One Trust Company, National Association
       (Exact name of trustee as specified in its charter)

 A National Banking Association               31-0838515
                                             (I.R.S. employer
                                             identification number)

100 East Broad Street, Columbus, Ohio                       43271-0181
(Address of principal executive offices)                     (Zip Code)

                  Bank One Trust Company, N.A.
               One North State Street, 9th Floor
                    Chicago, Illinois 60602
Attn:  Sandra L. Caruba, Vice President and Senior Counsel, (312) 336-9436
   (Name, address and telephone number of agent for service)
                  _____________________________

                      MONONGAHELA POWER COMPANY
       (Exact name of obligor as specified in its charter)

Ohio                                         13-5229392
(State or other jurisdiction of              (I.R.S. employer
incorporation or organization)               identification number)

1310 Fairmont Avenue                              26554
Fairmont, West Virginia                           (ZIP Code)
(Address of principal executive offices)


                         Debt Securities
                 (Title of Indenture Securities)


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Item 1.   General Information.  Furnish the following
          information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16.  List of exhibits.   List below all exhibits filed as a
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2.    A  copy of the certificate of authority
                of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.


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          7.   A copy of the latest report of condition of the
               trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 9th day of May, 2000.


            Bank One Trust Company, National Association,
            Trustee


            By /s/ Sandra L. Caruba
               Sandra L. Caruba
               Vice President



* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST
Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).


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                           EXHIBIT 6



              THE CONSENT OF THE TRUSTEE REQUIRED
                  BY SECTION 321(b) OF THE ACT


                                                     May 9, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Monongahela Power Company and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with
Section  321(b) of the Trust Indenture Act of 1939,  as  amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   Bank One Trust Company,National Association


                                   By: /s/ Sandra L. Caruba
                                       Sandra L. Caruba
                                       Vice President


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                                EXHIBIT 7

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

Legal Title of Bank:    Bank One Trust Company, N.A.  Call Date: 03/31/00    State #:  391581     FFIEC 032
Address:                100 Broad Street              Vendor ID:  D          Cert #:  21377       Page RC-1
City, State  Zip:       Columbus, OH 43271            Transit #: 04400003


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Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for March 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

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


                                                   Dollar  Amounts  in thousands     C300
                                                   RCON        BIL MIL THOU


ASSETS
1.   Cash and balances due from depository
     institutions (from Schedule RC-A):           RCON
     a. Noninterest-bearing balances and
        currency and coin(1)                      0081            48,450             1.a
     b. Interest-bearing  balances(2)             0071            17,750             1.b
2.   Securities
     a. Held-to-maturity securities(from
        Schedule RC-B, column A)                  1754                 0             2.a
     b. Available-for-sale securities (from
        Schedule RC-B, column D)............      1773             5,714             2.b
3.   Federal funds sold and securities
     purchased under agreements to resell         1350           396,644             3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned
        income (from Schedule RC-C)               RCON
                                                  2122            87,817             4.a
     b. LESS: Allowance for loan and
        lease losses                              3123                10             4.b
     c. LESS: Allocated transfer risk reser       3128                 0             4.c
     d. Loans and leases, net of unearned
        income, allowance, and                    RCON
        reserve (item 4.a minus 4.b and 4.c)      2125            87,807             4.d
5.   Trading assets (from Schedule RD-D)          3545                 0             5.
6.   Premises and fixed assets (including
     capitalized leases)                          2145            25,200             6.
7.   Other real estate owned (from Schedule RC-M) 2150                 0             7.
8.   Investments in unconsolidated subsidiaries
     and associated companies (from Schedule
     RC-M)                                        2130                 0             8.
9.   Customers' liability to this bank on
     acceptances outstanding                      2155                 0             9.
10.  Intangible assets (from Schedule RC-M)       2143            26,345            10.
11.  Other assets (from Schedule RC-F)            2160           176,297            11.
12.  Total assets (sum of items 1 through 11)     2170           784,207            12.


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(1)  Includes cash items in process of
     collection and unposted debits.
(2)  Includes time certificates of deposit
     not held for trading.


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


Legal Title of Bank:    Bank One Trust Company, N.A.  Call Date: 03/31/00    State #:  391581     FFIEC 032
Address:                100 Broad Street              Vendor ID:  D          Cert #:  21377       Page RC-1
City, State  Zip:       Columbus, OH 43271            Transit #: 04400003

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Schedule RC-Continued

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
                                                                          Dollar Amounts in
                                                                               Thousands
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of
        columns A and C from Schedule RC-E         RCON
        part 1)                                    2200         567,764             13.a
     (1) Noninterest-bearing(1)                    6631         506,455             13.a1
     (2) Interest-bearing                          6636          61,309             13.a2

     b. In foreign offices, Edge and Agreement
        subsidiaries, and IBFs (from Schedule
        RC-E, part II)
     (1) Noninterest bearing
     (2) Interest-bearing
14.  Federal funds purchased and securities
     sold under agreements to repurchase:          RCFD
                                                   2800               0             14
15.   a. Demand notes issued to the U.S. Treasury  RCON
                                                   2840               0             15.a
      b. Trading Liabilities(from Sechedule
         RC-D).....................................RCFD
                                                   3548               0             15.b

16.  Other borrowed money:                         RCON
     a.  With original maturity of one year
         or less                                   2332               0             16.a
     b.  With original maturity of more than
         one year                                  A547               0             16.b
     c.  With original maturity of more than
         three years ......                        A548               0             16.c

17.  Not applicable
18.  Bank's liability on acceptance executed
     and outstanding                               2920               0             18.
19.  Subordinated notes and debentures             3200               0             19.
20.  Other liabilities (from Schedule RC-G)        2930          83,885             20.
21.  Total liabilities (sum of items 13
     through 20)                                   2948         651,649             21.
22.  Not applicable

EQUITY CAPITAL

23.  Perpetual preferred stock and related
     surplus                                       3838               0             23.
24.  Common stock                                  3230             800             24.
25.  Surplus (exclude all surplus related
     to preferred stock)                           3839          45,157             25.
26.  a. Undivided profits and capital reserves     3632          86,585             26.a
  b. Net unrealized holding gains (losses) on
     available-for-sale securities                 8434              16             26.b
  c. Accumulated net gains (losses) on cash
     flow hedges ...                               4336               0             26.c
27.  Cumulative foreign currency translation
     adjustments
28.  Total equity capital (sum of items 23
     through 27)                                   3210         132,558             28.
29.  Total liabilities, limited-life preferred
     stock, and equity capital (sum of items
     21, 22, and 28)                               3300         784,207             29.


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Memorandum
To be reported only with the March Report of Condition.
1.Indicate  in the box at the right the number of the statement below  that best  describes the  most comprehensive level of auditing work  performed for  the bank by independent external auditors as of any date during 1996
  RCFD 6724    Number M.1.

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

1 =  Independent audit of the bank conducted in accordance       4. = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank        authority)
2 =  Independent audit of the bank's parent holding company      5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing         auditors
     standards by a certified public accounting firm which       6 =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company             auditors
     (but not on the bank separately)                            7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in             8 =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)


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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.